EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated May 31, 1994 on the statements of earnings and cash flows of the Industrial Supplies Division of Lufkin Industries, Inc. and the related statement of changes in Lufkin's equity investment, for the year ended December 31, 1993 (and to all references to our Firm) included in the Form S-1 registration statement of Strategic Distribution, Inc.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
March 26, 1996